UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5818 El Camino Real

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement with Squadron Medical Finance Solutions LLC

On November 6, 2018, Alphatec Holdings, Inc. (the “Company”), along with its wholly-owned subsidiaries Alphatec Spine, Inc. (“Alphatec Spine”) and SafeOp Surgical, Inc. (collectively, the “Borrowers”), entered into a Credit, Security and Guaranty Agreement (the “Credit Agreement”) with Squadron Medical Finance Solutions LLC (“Squadron”) for a $35.0 million secured term loan (the “Term Loan”). The Term Loan has a maturity date of November 6, 2023 (the “Maturity Date”) and bears interest at the one month London Interbank Offered Rate (“LIBOR”) + 8% per annum (currently 10.3%). Interest-only payments are due monthly through April 2021, followed by $10 million in principal payments in 29 equal monthly installments beginning June 2021 and a $25 million lump-sum payment payable at the Maturity Date.

As collateral for the Term Loan, the Borrowers granted Squadron a first lien security interest in substantially all of their assets, other than accounts receivable and related assets, which will secure the Term Loan on a second lien basis. Pursuant to the terms of its existing revolving credit facility with MidCap Funding IV (the “MidCap Facility), the Company can borrow up to $22.5 million, based upon eligible accounts receivable. As collateral for the MidCap Facility, the Company granted MidCap a first lien on accounts receivable and related assets. The relative priorities with respect to collateral securing the Credit Agreement and the MidCap Facility are set forth in an Intercreditor Agreement, dated as of November 6, 2018, between Squadron and MidCap.

The Credit Agreement includes limitations on the Borrowers’ ability (without prior consent from Squadron), to, among other things, grant certain liens, make certain investments, incur certain debt, engage in certain mergers and acquisitions, dispose of assets, make certain restricted payments such as dividend payments, enter into certain agreements that encumber or restrict the Borrowers’ ability to satisfy their obligations under the Credit Agreement, and enter into certain amendments to the MidCap Facility, and contains other usual and customary covenants for an arrangement of its type. The Credit Agreement also contains a minimum liquidity covenant through March 2020 and a fixed charge covenant ratio starting April 2020.

The events of default under the Credit Agreement include, among other things, payment defaults, breaches of covenants, material misrepresentations, bankruptcy events, adverse judgments, certain violations of the Employee Retirement Income Security Act of 1974, the invalidity of any document entered into in connection with the Term Loan, the occurrence of an event of default under the MidCap Facility, and the occurrence of a change of control. In the case of a continuing event of default, Squadron may, among other remedies, declare due all unpaid principal and interest outstanding and exercise all other rights and remedies available to it under the Credit Agreement.

As required by the terms of the Credit Agreement, the Borrowers granted Squadron the right, during such period of time that the Borrowers have unpaid or unsatisfied obligations under the Credit Agreement, to designate one individual to attend, in a nonvoting, observer capacity, all meetings of the Board of Directors, subject to certain limitations.

Pursuant to the Credit Agreement, the Company issued to Squadron a warrant (the “Warrant”) to purchase up to 845,000 shares of its common stock at a price of $3.15 per share. The warrant is immediately exercisable and has a term of seven years. The warrant is subject to price-based weighted average anti-dilution adjustments in the event of certain issuances by the Company of equity or equity-linked securities at effective prices per share of less than $3.15; provided that the Company will not be required to issue any shares of common stock due to any such adjustment if the issuance (taken together with any prior issuance upon the exercise of the Warrant) would exceed the aggregate number of shares of common stock the Company may issue without breaching the applicable Nasdaq rules. In connection with issuing the Warrant, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Squadron whereby the Company agreed to register the resale of the shares of common stock issuable pursuant to the warrant (the “Warrant Shares”) under the Securities Act of 1933, as amended under certain circumstances upon demand of holders thereof or at their request to the extent the Company seeks to register other equity securities for sale.

Amendment to the MidCap Facility

On November 6, 2018, the Borrowers entered into an Eighth Amendment to the MidCap Facility (the “MidCap Amendment”) to extend the date that the financial covenants of the MidCap Facility are effective from April 2019 to April 2020, and extend the minimum liquidity covenant through March 2020.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, the Warrant, the Intercreditor Agreement, the Registration Rights Agreement, and the MidCap Amendment, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Item 1.02.	Termination of a Material Definitive Agreement

On November 7, 2018, the Company and Alphatec Spine repaid in full all amounts outstanding and due under the Credit, Security and Guaranty Agreement with Globus Medical, Inc. (the “Globus Credit Agreement”). The Company made a final payment of $29.2 million to Globus Medical, Inc., consisting of outstanding principal and accrued interest. A description of the Globus Credit Agreement is included in Item 1.01 of the Current Report on Form 8-K filed by the Company on September 8, 2016 and is incorporated into this Item 1.02 by reference.

Item 2.02	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On November 8, 2018, Company issued a press release announcing its financial results for its quarter ended September 30, 2018. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Rule 506 of Regulation D thereunder, for the issuance of the Warrant and the Warrant Shares. Squadron has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the Warrant and the Warrant Shares were being acquired solely for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits.

99.1	Press Release, dated November 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2018	ALPHATEC HOLDINGS, INC.

	By:	/s/ Jeffrey G. Black
Name: Jeffrey G. Black
Its: Chief Financial Officer